EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Country/State of Incorporation	Doing Business As

Allsteel LLC	Illinois	Allsteel LLC; HNI Global; HNI One; HNI One - Global Accounts; One from HNI; HNI Canada

Design Holdings Inc.	Iowa	Design Holdings Inc.; Danish Design Store; Design Public; Design Public Group

The Gunlocke Company LLC	Iowa	The Gunlocke Company LLC

Hearth & Home Technologies LLC	Iowa	Hearth & Home Technologies; Fireside Hearth & Home; The Outdoor GreatRoom Company

HFM Partners	Iowa	HFM Partners

Hickory Business Furniture, LLC	North Carolina	Hickory Business Furniture, LLC; HBF Furniture LLC; HBF Textiles

HNI Asia LLC	Iowa	HNI Asia LLC

HNI Asia Technology Services (Shenzhen) Limited	PRC	HNI Asia Technology Services (Shenzhen) Limited

HNI GBSC India Private Limited	India	HNI GBSC India Private Limited

HNI Holdings Inc.	Iowa	HNI Holdings Inc.

HNI International Inc.	Iowa	HNI International Inc.

HNI International (Mexico) LLC	Iowa	HNI International (Mexico) LLC

HNI Middle East DMCC	Dubai	HNI Middle East DMCC

HNI Office India Ltd.	India	HNI India

HNI Services LLC	Iowa	HNI Services LLC

HNI Singapore Private Limited	Singapore	HNI Singapore Private Limited

HNI Technologies Inc.	Iowa	HNI Technologies Inc.

HNI Workplace Furnishings LLC	Iowa	HNI Workplace Furnishings LLC; Allsteel; HON; The HON Company; Gunlocke; The Gunlocke Company; HBF, HBF Textiles; Hickory Business Furniture

The HON Company LLC	Iowa	The HON Company LLC; Lewis Office LLC; Lewis Office; The HON Company LLC - ATHC

HON INDUSTRIES (Canada) Inc.	Canada	HON INDUSTRIES (Canada) Inc.

HON Internacional de Mexico S.de R.L.de C.V.	Mexico	HON Internacional de Mexico S.de R.L.de C.V.

HON Internacional Servicios de Mexico, S.de R.L. de C.V.	Mexico	HON Internacional Servicios de Mexico, S.de R.L. de C.V.

Monessen Hearth Canada, Inc.	Canada	Monessen Hearth Canada, Inc.

OFM, LLC	Delaware	OFM, LLC; Essentials by OFM

Pearl City Insurance Company	Arizona	Pearl City Insurance Company

Kimball International, Inc.	Indiana	Kimball International, Inc.

Kimball Furniture Group, LLC	Indiana	Kimball Furniture Group, LLC

Kimball International Transit, Inc.	Indiana	Kimball International Transit, Inc.

National Office Furniture, Inc.	Delaware	National Office Furniture, Inc.

Kimball International Brands, Inc.	Indiana	Kimball International Brands, Inc.

Kimball Hospitality, Inc.	Indiana	Kimball Hospitality, Inc.

Kimball Furniture Trading (Dongguan) Co., Ltd.	PRC	Kimball Furniture Trading (Dongguan) Co., Ltd.